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                                                                  EXHIBIT 99.206

                             CIGMOD GAME VARIATIONS

By modifying certain parameters, the user is able to simulation several alternative configurations of the electric utility industry with CIGMOD. Below is a description of the "system set-up" options, followed by a description of several standard combinations of these options.

1. System Operation

"Direct Access Contracts": The retail company must satisfy all its requirements with direct access contracts. The generator must serve all its contracts with its capacity and is penalized if it cannot meet that load (PRODSW=1).

"PoolCo": The retail company must satisfy all its requirements with direct access contracts. The power pool dispatches the generating plants resulting in a system with old fashioned central dispatch based on marginal costs (PRODSW=2).

"Spot Market Only": Retail companies buy all their power from the spot market and generators bid all their power into the spot market (PRODSW=3).

"Spot Market with Contracts for Differences" All power is bought and sold through the spot market, but generators and retail companies may sign contracts for differences to hedge against uncertainty in the spot market (PRODSW=4).

"Spot Market and Direct Access Contracts": Retail companies and generators determine their mix of direct access contracts and spot market activity (PRODSW=5).

2. Carbon Tax: A tax per unit of carbon (i.e. $2.00/ton) is charged to each generator based on their fuel use (CARBONTX=0.00).

3. Transmission Constraints - If TRANSW equals 1, then the spot market and direct access contracts are subject to transmission constraints at the time of dispatch. If TRANSW equals 0, then no transactions are subject to transmission constraints (TRANSW=1).

4. Self-Dealing - Generation companies sell a fraction (SELFFR) of their existing capacity to their sister retail company at full embedded costs. This option is used to simulate a continuation of the historical regulated vertical monopolies (SELFFR=0.00).

5. Retail Wheeling - With retail wheeling retail customers are able to choose their supplier of electricity. Retail wheeling may be selected for any or all customer classes (residential, commercial, industrial) and geographic regions (RWHEEL=0).

6. Customer Loyalty - Customer loyalty is the tendency of a customer to stay with their current electric supplier regardless of the relative prices. This loyalty declines as new companies move into the area. The average time in years required to reduce customer loyalty is an option in CIGMOD (LAT=5, MAT=5).

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7. Marketing/Advertising Efficiency - By marketing and advertising retail companies are maintain or increase their market share of retail customers. The advertising efficiency in mills/kWh is the parameter used to convert budgets into customer loyalty (ADEFF=5).

10. Customer Price Response - Retail customers do not always pick their least cost option. CIGMOD simulates the many factors which impact decisions by consumers; however, when humans are playing the CIGMOD game they occasionally set their prices at exorbitant level. This variable constrains the market share for prices which are significantly greater than the lowest electric price within the same customer class. (PELIMIT=2.0)

9. Historical Purchase Power Agreements - As the simulation begins, many companies have existing purchase power agreements with other companies. If PPSW equals 0, then all historical purchase power agreements are canceled. If PPSW equals 1, then all purchase power agreements remain forever. If PPSW equals 2, then the historical purchase power agreements are trended to zero over 5 years. (PPSW=0)

10. Capacity Construction Constraint - Even with deregulation, state commissions and siting councils may restrict the amount of new capacity. This option (still being developed) will restrict the amount of new capacity whenever the reserve margin for the region exceeds a limit. (RMMAX=1000)

11. Economic Growth - Economic growth is the primary driver of changes in energy demands in CIGMOD. This option (still being developed) will change the economic growth rate for all economic sectors (ECOGR=0.00).

12. Energy Prices - Energy prices impact the electric industry by changing the cost of fuel to the generation companies and modifying the fuel choice decision of the retail customers. This option (still being developed) will modify the real growth rate of the primary energy prices. (GASGR=0.00)

                            TABLE OF GAME VARIATIONS

----------  ------  ------  ------  ------  -------  --------
            DA      CFD     SP      DARW    DA100    DARWTX
            ------  ------  ------  ------  -------  --------
PRODSW      5       4       3       5       1        5
CARBONTX    0.00    0.00    0.00    0.00    0.00     2.00
TRANSW      1       1       1       1       1        1
SELFFR      0.00    0.00    0.00    0.00    0.00     0.00
RWHEEL      0       0       0       1       0        1
LAT, MAT    5       5       5       5       5        5
ADEFF       5.00    5.00    5.00    5.00    5.00     5.00
PELIMIT     2.00    2.00    2.00    2.00    2.00     2.00
PPSW        0       0       0       0       0        0
RMMAX       1000    1000    1000    1000    1000     1000
ECOGR       0.00    0.00    0.00    0.00    0.00     0.00
GASGR       0.00    0.00    0.00    0.00    0.00     0.00
----------  ------  ------  ------  ------  -------  --------

DA - This game contains direct access contracts with a spot market. The transmission constraint is active. The price limit is 2.0 which means that any price greater than twice the minimum price will receive no

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marginal market share. This effect is dampened due to the delays in the system.
The advertising efficiency is 5 mills/kWh. There are no self dealing, no carbon tax, and no retail wheeling in this run.

CFD - In this game all power is bought and sold through the spot market; however retail companies are able to sign contracts for differences. The transmission constraint is active. The price limit is 2.0 which means that any price greater than twice the minimum price will receive no marginal market share. This effect is dampened due to the delays in the system. The advertising efficiency is 5 mills/kWh. There are no self dealing, no carbon tax, and no retail wheeling in this run.

SP - In this game all power is bought and sold through the spot market with no contracts for differences. The transmission constraint is active. The price limit is 2.0 which means that any price greater than twice the minimum price will receive no marginal market share. This effect is dampened due to the delays in the system. The advertising efficiency is 5 mills/kWh. There are no self dealing, no carbon tax, and no retail wheeling in this run.

DARW - This game contains direct access contracts with a spot market. The transmission constraint is active. The price limit is 2.0 which means that any price greater than twice the minimum price will receive no marginal market share. This effect is dampened due to the delays in the system. The advertising efficiency is 5 mills/kWh. This run allows retail wheeling starting in 1995. The impact of retail wheeling is gradual due to delays in the system. There are no self dealing or carbon tax in this run.

DA - This game contains direct access contracts without a spot market. The transmission constraint is active. The price limit is 2.0 which means that any price greater than twice the minimum price will receive no marginal market share. This effect is dampened due to the delays in the system. The advertising efficiency is 5 mills/kWh. There are no self dealing, no carbon tax, and no retail wheeling in this run.

DARWTX - This game contains direct access contracts with a spot market. The transmission constraint is active. The price limit is 2.0 which means that any price greater than twice the minimum price will receive no marginal market share. This effect is dampened due to the delays in the system. The advertising efficiency is 5 mills/kWh. This run allows retail wheeling starting in 1995. The impact of retail wheeling is gradual due to delays in the system. A carbon tax of $2.00/mmBtu begins in 1995. There are no self dealing in this run. (This run is still being developed.)